Exhibit T3A.19

File Copy

CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY

Company No. 4678629

The Registrar of Companies for England and Wales hereby certifies that

GOLDSHIELD MANAGEMENT SERVICES LTD

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 26th February 2003

N04678629P

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House
— for the record —

The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985

Companies House — for the record

Electronic statement of compliance with requirements on application for registration of a company pursuant to section 12(3A) of the Companies Act 1985

Company number	4678629
Company name	GOLDSHIELD MANAGEMENT SERVICES LTD
I,	SWIFT INCORPORATIONS LIMITED
of	1 MITCHELL LANE BRISTOL BS1 6BU
a	person named as a secretary of the company in the statement delivered to the registrar of companies under section 10(2) of the Companies Act 1985

make the following statement of compliance in pursuance of section 12(3A) of the Companies Act 1985

Statement:	I hereby state that all the requirements of the Companies Act 1985 in respect of the registration of the above company and of matters precedent and incidental to it have been complied with.

Confirmation of electronic delivery of information

This statement of compliance was delivered to the registrar of companies electronically and authenticated in accordance with the registrar's direction under section 707B of the Companies Act 1985.

WARNING: The making of a false statement could result in liability to criminal prosecution

Companies House
— for the record —

10(ef)

First directors and secretary and intended situation of registered office

XDF89IRF

Received for filing in Electronic Format on the: **25/02/2003**

Company Name in full:	**GOLDSHIELD MANAGEMENT SERVICES LTD**
Proposed Registered Office:	**N L A TOWER 12-16 ADDISCOMBE ROAD CROYDON SURREY CR0 0XT**

memorandum delivered by an agent for the subscriber(s): **Yes**

Agent's Name:	**JORDANS LIMITED**
Agent's Address:	**21 ST THOMAS STREET BRISTOL BS1 6JS**

Company Secretary

Name	**ANGUS JOHN GRIBBON**
Address:	**PEDLAM BROOK WATER LANE WEST PECKHAM MAIDSTONE KENT ME18 5JS**

Consented to Act: **Y** *Date authorised* **25/02/2003** *Authenticated:* **Y**

Name **SWIFT INCORPORATIONS LIMITED**

Address: **1 MITCHELL LANE**
BRISTOL
BS1 6BU

Consented to Act: **Y** *Date authorised* **25/02/2003** *Authenticated:* **Y**

Director 1:

Name **BAKESH PATEL**

Address: **55 WESTMORELAND ROAD**
BROMLEY
KENT
BR2 0TQ

Nationality: **BRITISH**
Business occupation: **FINANCE DIRECTOR**
Date of birth: **12/11/1966**

Consented to Act: **Y** *Date authorised* **25/02/2003** *Authenticated:* **Y**

Other Directorships: **03886647 B & S HOUSE OF HEALTH LIMITED**

Authorisation

Authoriser Designation: **AGENT** *Date Authorised:* **25/02/2003** *Authenticated:* **Yes**